Exhibit 11

ESTERLINE TECHNOLOGIES CORPORATION

(In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share – Basic

	2006	2005	2004	2003	2002

Income From Continuing Operations	$55,615	$51,034	$29,375	$28,147	$28,477
Income (Loss) From Discontinued Operations, Net of Tax	—	6,992	10,208	(5,312)	(25,264)

Earnings Before Cumulative Effect of a Change in Accounting Principle	55,615	58,026	39,583	22,835	3,213

Cumulative Effect of a Change in Accounting Principle, Net of Tax	—	—	—	—	(7,574)

Net Earnings (Loss)	$55,615	$58,026	$39,583	$22,835	$(4,361)

Weighted Average Number of Shares Outstanding – Basic	25,413	24,927	21,195	20,900	20,751

Earnings (Loss) Per Share – Basic:
Continuing operations	$2.19	$2.05	$1.39	$1.35	$1.37
Discontinued operations	—	.28	.48	(.26)	(1.22)

Earnings per share before cumulative effect of a change in accounting principle	2.19	2.33	1.87	1.09	.15
Cumulative effect of a change in accounting principle	—	—	—	—	(.36)

Earnings (Loss) Per Share – Basic	$2.19	$2.33	$1.87	$1.09	$(.21)

ESTERLINE TECHNOLOGIES CORPORATION

(In thousands, except per share amounts)

Computation of Earnings (Loss) Per Share – Diluted

	2006	2005	2004	2003	2002

Income From Continuing Operations	$55,615	$51,034	$29,375	$28,147	$28,477
Income (Loss) From Discontinued Operations, Net of Tax	—	6,992	10,208	(5,312)	(25,264)

Earnings Before Cumulative Effect of a Change in Accounting Principle	55,615	58,026	39,583	22,835	3,213

Cumulative Effect of a Change in Accounting Principle, Net of Tax	—	—	—	—	(7,574)

Net Earnings (Loss)	$55,615	$58,026	$39,583	$22,835	$(4,361)

Weighted Average Number of Shares Outstanding	25,413	24,927	21,195	20,900	20,751

Net Shares Assumed to be Issued for Stock Options	405	375	344	205	270

Weighted Average Number of Shares and Equivalent Shares Outstanding – Diluted	25,818	25,302	21,539	21,105	21,021

Earnings (Loss) Per Share – Diluted:
Continuing operations	$2.15	$2.02	$1.37	$1.33	$1.35
Discontinued operations	—	.27	.47	(.25)	(1.20)

Earnings per share before cumulative effect of a change in accounting principle	2.15	2.29	1.84	1.08	.15
Cumulative effect of a change in accounting principle	—	—	—	—	(.36)

	2006	2005	2004	2003	2002

Earnings (Loss) Per Share – Diluted	$2.15	$2.29	$1.84	$1.08	$(.21)

Earnings (Loss) Per Share – Basic	$2.19	$2.33	$1.87	$1.09	$(.21)

Dilutive Effect Per Share	$.04	$.04	$.03	$.01	$—

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